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                                                                    EXHIBIT 11.1


                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)


                                      Three Months Ended                       Nine Months Ended
                                        September 30,                            September 30,
                                    1998                 1997                 1998                 1997
                                 ----------           ----------           ----------           ----------
Common stock outstanding
beginning of period               6,312,000            6,372,000            6,312,000            6,372,000
                                 ----------           ----------           ----------           ----------

Weighted average common
stock outstanding from
exercise of stock
options, treasury stock
purchases and employee
benefit plan                        126,000             (111,000)              75,000              (94,000)
                                 ----------           ----------           ----------           ----------

Weighted average common
 stock outstanding                6,438,000            6,261,000            6,387,000            6,278,000
                                 ==========           ==========           ==========           ==========

Stock options                       254,000               98,000              235,000               28,000
                                 ==========           ==========           ==========           ==========

Weighted average common
 and common stock
 equivalents outstanding          6,692,000            6,359,000            6,622,000            6,306,000
                                 ==========           ==========           ==========           ==========

Net income attributable
to common stockholders           $1,609,000           $1,187,000           $3,267,000           $1,196,000
                                 ==========           ==========           ==========           ==========

Net income per common
 and common stock
 equivalents:

Basic                            $     0.25           $     0.19           $     0.51           $     0.19
                                 ==========           ==========           ==========           ==========

Diluted                          $     0.24           $     0.19           $     0.49           $     0.19
                                 ==========           ==========           ==========           ==========





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